UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 317-9139

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated as of November 21, 2022 (the “Merger Agreement”), by and among AgroFresh Solutions, Inc. (the “Company”), Project Cloud Holdings, LLC (“Parent”) and Project Cloud Merger Sub, Inc. (“Merger Sub”).

On March 31, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Paine Schwartz Partners, LLC (“Paine Schwartz”).

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Agreement

On March 31, 2023, Parent, as the borrower (the “Borrower”), entered into that certain Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, PGIM Inc., as lead lender representative, the lenders from time to time party thereto and PSP Agro Midco, LLC (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount of approximately $250 million, comprised of a U.S. Dollar term loan tranche in the amount of $225 million and a Euro term loan tranche in the amount of €22,961,058.05 (“Initial Term Loan Facility”), (ii) a delayed draw term loan facility in an aggregate principal amount equal to $25 million (“Delayed Draw Term Loan Facility”) and (iii) a revolving loan facility in an aggregate principal amount equal to $20 million (“Revolving Loan Facility”). Parent is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors (subject to certain customary exclusions and exceptions).

The Initial Term Loan Facility and Delayed Draw Term Loan Facility will mature on March 31, 2029 and will bear interest at a floating rate per annum of, at the Borrower’s option, SOFR plus 6.50%, a base rate plus 5.50% or EURIBOR plus 7.25%. The term SOFR and EURIBOR rate is subject to an interest rate floor of 1.00% and the base rate is subject to an interest rate floor of 0.00%. Borrowings under the Initial Term Loan Facility and Delayed Draw Term Loan Facility, as applicable, will amortize in equal quarterly installments in an amount equal to 5.00% per annum of the principal amount with the remaining balance payable upon maturity.

The Revolving Loan Facility will mature on March 31, 2028 and will bear interest at a floating rate per annum of, at the Borrower’s option, SOFR plus 6.50%, or a base rate plus 5.50%. SOFR is subject to an interest rate floor of 1.00% and the base rate is subject to an interest rate floor of 0.00%. Borrowings under the Revolving Loan Facility will not be subject to amortization.

The Initial Term Loan Facility and Delayed Draw Term Loan Facility, as applicable, may be prepaid at the Borrower’s option at any time, subject to minimum principal amount requirements. Prepayments of the Initial Term Loan Facility and Delayed Draw Term Loan Facility, as applicable, that are voluntary or made using the proceeds of refinancing or unpermitted indebtedness or a Transformative Event (as defined in the Credit Agreement) (subject to certain conditions) (i) prior to March 31, 2024 are subject to a 2.00% prepayment premium and (ii) on or after March 31, 2024 but on or prior to March 31, 2025 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty.

The Borrower will be required to prepay the Initial Term Loan Facility and Delayed Draw Term Loan Facility under the Credit Agreements, subject to certain exceptions, thresholds and reinvestment rights, with a specified percentage of (i) the net cash proceeds of certain asset sales, (ii) the net cash proceeds of certain debt offerings and (iii) excess cash flow.

The Credit Agreement contains certain covenants, which among other things, limit the ability of the Parent and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting the Borrower’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the Credit Agreement. The Credit Agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the Credit Agreement, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective as of March 31, 2023, all outstanding amounts and obligations under that certain Amended and Restated Credit Agreement, dated as of July 31, 2015, and amended and restated as of July 27, 2020, by and among, inter alios, the Company, certain subsidiaries of the Company party thereto, Bank of Montreal, as the administrative agent, BMO Harris Bank, N.A., as an issuing bank and the swingline lender and the other lending institutions from time to time party thereto as lenders (as amended, restated, supplemented or otherwise modified from time to time), were repaid, all outstanding commitments thereunder were terminated and all related security interests and liens were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)
Each share of Company’s common stock, par value $0.0001 per share (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than (1) shares of Company common stock owned by the Company and not held on behalf of third parties, (2) shares of Company common stock owned by Parent or Merger Sub and (3) shares of Company common stock owned by stockholders of the Company who did not vote in favor of the Merger Agreement or the Merger and who have perfected and not withdrawn a demand for appraisal rights with respect to such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) was automatically converted into the right to receive from Parent $3.00 in cash, without interest (the “Merger Consideration”).

(ii)
The share of Series A preferred stock of the Company issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive from Parent $3.00 in cash, without interest.

(iii)
Each share of the Company’s Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time was converted into one share of Series B convertible preferred stock, par value $0.0001 per share, of the Surviving Corporation.

(iv)
Each outstanding Company stock option and each outstanding Company stock appreciation right for which the exercise price per share or the base price per share, as applicable, was less than the Merger Consideration was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of such Company stock option or the base price per share of such Company stock appreciation right, as applicable, and (y) the number of shares subject to such stock option or such stock appreciation right, as applicable, less applicable tax withholdings.

(v)
Each Company stock option and each Company stock appreciation right for which the exercise price per share or the base price per share, as applicable, is equal to or greater than the Merger Consideration was cancelled without payment of any consideration, less applicable tax withholdings.

(vi)
Each outstanding Company restricted stock unit and Company phantom stock unit was cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration and (y) the number of shares subject to such Company restricted stock unit or Company phantom restricted stock unit, as applicable, less applicable tax withholdings.

(vii)
Each outstanding Company performance stock unit and phantom performance stock unit, in each case, granted in 2021 or 2022 (each a “Company Performance Award”), was cancelled and converted into the right to receive an amount in cash equal to the product (x) the “target” number of performance-based restricted stock units or the “target” number of performance-based phantom stock units, as applicable, awarded pursuant to the terms of the applicable Company Performance Award (without proration for any portion of the performance period that has not yet been completed), multiplied by (y) the Merger Consideration. Each such cash amount is subject to the same terms and conditions (including time-based vesting conditions and any termination-related vesting entitlements but excluding all performance-based vesting conditions) applicable to the corresponding Company Performance Award immediately prior to the Effective Time; provided that, if, on or within 12 months after the Effective Time, the continuous service of the holder of a Company Performance Award is terminated without “cause” or by the individual for “good reason,” such cash amount will automatically become immediately and fully vested as of the date of termination.

(viii)
Each outstanding unvested restricted share of Company common stock was cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, less applicable tax withholdings.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2022, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8‑K is incorporated by reference in this Item 3.01.

In connection with the consummation of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on March 31, 2023 that each outstanding share of Company common stock (except as described in Item 2.01 hereof) was converted into a right to receive the Merger Consideration pursuant to the Merger Agreement as described under Item 2.01, and Nasdaq filed a Form 25 with the SEC to remove the Company common stock from listing on Nasdaq and deregister the Company common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company common stock ceased trading on the Nasdaq effective prior to the opening of trading on March 31, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Company common stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, (x) each outstanding share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Merger Consideration and (y) the share of Series A preferred stock of the Company that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive $3.00. Accordingly, at the Effective Time, the holders of such shares ceased to have any rights as stockholders of the Company, other than the right to receive such consideration. In addition, in connection with the consummation of the Merger, each share of Series B Preferred Stock of the Company that was issued and outstanding immediately prior to the Effective Time was converted into one share of Series B convertible preferred stock, par value $0.0001 per share, of the Surviving Corporation.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $159.2 million. The funds used by Parent to consummate the Merger and complete the related transactions came from an equity investment by Paine Schwartz Food Chain Fund VI, L.P. (the “Sponsor”) and certain investment funds affiliated with the Sponsor.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons became directors of the Company: Clinton Lewis, Graham Miao and Thomas Ermi. Clinton Lewis, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. The following persons, who were directors of the Company immediately prior to the completion of the Merger, voluntarily resigned from the board of directors of the Company (the “Board”) and the committees of the Board on which they served, if any, at the Effective Time: John Atkin, Robert J. Campbell, Alexander Corbacho, Denise L. Devine, Nance K. Dicciani, Kay Kuenker, David McInerney, Kevin Schwartz and Peter Sykes.

Officers

Effective upon completion of the Merger, the following persons became officers of the Company: Clinton Lewis, Graham Miao and Thomas Ermi (each of whom was an officer of Merger Sub as of immediately prior to the Effective Time).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Effective upon consummation of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Effective upon consummation of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 21, 2022, by and among Project Cloud Holdings, LLC, Project Cloud Merger Sub, Inc. and AgroFresh Solutions, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 23, 2022).*

3.1	Amended and Restated Certificate of Incorporation of AgroFresh Solutions, Inc.
3.2	Amended and Restated Bylaws of AgroFresh Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

Date: March 31, 2023